UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 28, 2020

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts 02116 (Address of principal executive offices)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2020, the Board of Directors (the “Board”) of Aprea Therapeutics, Inc. (the “Company”) appointed Michael A. Kelly as a Class III member of the Board. Mr. Kelly has been appointed to the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. Kelly will receive the standard cash compensation amounts payable to non-employee directors of the Company, as well as the equity compensation (including the initial equity grant) described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 29, 2020.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release discussing the appointment of Mr. Kelly, which is being furnished and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release issued by Aprea Therapeutics, Inc. dated September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: September 29, 2020	By:	/s/ Christian S. Schade
	Name:	Christian S. Schade
	Title:	Chairman and Chief Executive Officer